                                                                    EXHIBIT 99.2

                         FINAL SUBSCRIPTION AGREEMENT



Cherokee Banking Company
P.O. Box 1314
Canton, GA 30114


Ladies and Gentlemen:

     I hereby subscribe to purchase the number of shares of Cherokee Banking Company's common stock indicated below.

     I have received a copy of Cherokee Banking Company's final prospectus, dated _______________, 1999. I understand that my purchase of Cherokee Banking Company's common stock involves significant risk, as described under "Risk Factors" in the final prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of Cherokee Banking Company's offering of common stock, the accuracy or adequacy of the final prospectus, or any recommendation or endorsement concerning an investment in the common stock.

     I enclose my check in the amount of $10.00 multiplied by the number of shares I wish to buy. My check is made payable to "The Bankers Bank Escrow Account for Cherokee Banking Company."

     WHEN CHEROKEE BANKING COMPANY RECEIVES THIS AGREEMENT AND MY CHECK, THIS SUBSCRIPTION WILL BE FINAL AND BINDING AND WILL BE IRREVOCABLE UNTIL THE OFFERING IS CLOSED.


Number of Shares
(minimum 100 shares):
                          --------

Total Subscription Price
(at $10.00 per share):    $
                          --------

                                           -------------------------------------
                                           Please PRINT or TYPE exact name(s) in
                                                  -----    ----
                                           which the shares should be registered



                                    (Over)
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SUBSTITUTE W-9

Under the penalties of perjury, I certify that: (1) the Social Security number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.


-----------------------------      ---------------------------------------------
Date                               Signature(s)*

-----------------------------      ---------------------------------------------
Area Code and Telephone No.        Please indicate the form of ownership desired
                                   for the shares (individual), joint tenants with right of survivorship, tenants in common, trust, corporation, partnership custodian, etc.)


-----------------------------      ---------------------------------------------
Social Security or Federal         Street Address
Taxpayer Identification No.
                                   ---------------------------------------------
                                   City/State/Zip Code


                  TO BE COMPLETED BY CHEROKEE BANKING COMPANY

Accepted as of ______________________, 1999, as to __________ shares.


CHEROKEE BANKING COMPANY

By:
   -----------------------------------
   Signature

   -----------------------------------
   Print Name

     When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.